Exhibit 5.1
September 25, 2009
Brandywine Operating Partnership, L.P.
Brandywine Realty Trust
555 East Lancaster Avenue
Suite 100
Radnor, PA 19087
Ladies and Gentlemen:
          We have served as counsel to Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and Brandywine Realty Trust, a Maryland real estate investment trust (the “Company, and together with the Operating Partnership, the “Issuers”) in connection with the offer and sale of $250,000,000 principal amount 7.500% notes due 2015 (the “Notes”) of the Operating Partnership and the issuance of the unconditional guarantee of payment of the Notes by the Company (the “Guarantee,” and together with the Notes, the “Debt Securities”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-158589) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Notes will be issued pursuant to an Underwriting Agreement, dated as of September 21, 2009 (the “Underwriting Agreement”) by and among the Issuers, Banc of America Securities LLC, J.P. Morgan Securities Inc., Wells Fargo Securities, LLC, RBS Securities Inc. and the other several underwriters named therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.
          In connection with our representation of the Issuers, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement and the related form of prospectus (the “Prospectus”) relating to the Debt Securities included therein in the form in which it was transmitted to the Commission under the Act;
          2. The global note evidencing the Notes;
          3. The Certificate of Limited Partnership of the Operating Partnership (the “Partnership Certificate”), certified as of a recent date by the Office of the Secretary of State of the State of Delaware;
          4. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through the date hereof (the “Partnership Agreement”), certified as of a recent date by an officer of the Company in its capacity as the general partner of the Operating Partnership;
          5. The Amended and Restated Declaration of Trust of the Company, as amended and supplemented through the date hereof (the “Declaration of Trust”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;
          6. The Bylaws of the Company (the “Bylaws”) as amended through the date hereof, certified as of a recent date by an officer of the Company;
          7. A certificate of the Office of the Secretary of State of the State of Delaware as to the good standing of the Operating Partnership, dated as of a recent date;
          8. A certificate of the State Department of Assessments and Taxation of Maryland as to the good standing of the Company, dated as of a recent date;
          9. Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company, or a duly authorized committee thereof (acting on behalf of the Company in its own capacity and its capacity as the general partner of the Operating Partnership) relating to the issuance of the Debt Securities, certified as of a recent date by an officer of the Company;
          10. The Underwriting Agreement, certified as of a recent date by an officer of the Company;
          11. The Indenture dated as of October 22, 2004, by and among the Issuers and The Bank of New York Mellon, as trustee (the “Trustee”) (as supplemented and/or amended, the “Indenture”); and
          12. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinions set forth below, we have assumed the following:
          1. Each individual executing or delivering any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;
          2. Each individual executing or delivering any of the Documents on behalf of a party (other than the Issuers) is duly authorized to do so;
          3. Each of the parties (other than the Issuers) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of such party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;
          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. The Debt Securities will not be issued or transferred in violation of any restriction contained in the Indenture, the Partnership Certificate, the Partnership Agreement, the Declaration of Trust or the Bylaws.
          To the extent that the obligations of the Issuers under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.
          2. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.
          3. The Notes are duly authorized for issuance and when issued and delivered against payment therefor pursuant to the Underwriting Agreement and the Indenture, will constitute valid and binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, moratorium or other laws (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential matters) and as may be limited by the exercise of judicial discretion and application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Notes is considered in a proceeding at law or equity).
          4. The Guarantee of the Company is duly authorized for issuance and when issued and delivered against payment for the Notes, the Underwriting Agreement and the Indenture, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, receivership, moratorium or other laws (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential matters) and as may be limited by the exercise of judicial discretion and application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Guarantee is considered in a proceeding at law or equity).
          The foregoing opinions are limited to the substantive laws of the State of Delaware and the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware and the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the reports filed on Form 8-K (the “Form 8-K Reports”) to be filed by the Operating Partnership and by the Company with the Commission on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Form 8-K Reports and to the use of the name of our firm therein and under the section “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP